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                                                                       Exhibit 1

                           RIGHTS AGREEMENT AMENDMENT


         This Amendment, dated as of September ____, 2006 (the "AMENDMENT"), to the Rights Agreement, dated as of May 13, 2005, as amended June 7, 2006 (the "RIGHTS AGREEMENT"), is between Axonyx Inc., a Nevada corporation (the "COMPANY "), and The Nevada Agency and Trust Company (the "RIGHTS AGENT").

         WHEREAS, the Company entered into an Agreement and Plan of Merger and Reorganization with TorreyPines Therapeutics, Inc., a Delaware corporation ("TORREYPINES") and Autobahn Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), pursuant to which, among other things, Merger Sub will be merged with and into TorreyPines, with TorreyPines continuing on as a wholly-owned subsidiary of the Company (the "MERGER");

         WHEREAS, in connection with the Merger, the Company will change its name from "Axonyx Inc." to "TorreyPines Therapeutics, Inc.";

          WHEREAS, immediately prior to the closing of the Merger and effective upon the filing of a certificate of conversion with the Delaware Secretary of State (the "REINCORPORATION EFFECTIVE TIME"), the Company will reincorporate from the State of Nevada to the State of Delaware; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement.

         In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

                  1. Effective as of the Reincorporation Effective Time, the Certificate of Designation of Axonyx Inc. attached as Exhibit A to the Rights Agreement, shall be replaced in its entirety by the Certificate of Incorporation of TorreyPines Therapeutics, Inc. in the form attached hereto as Exhibit A.

                  2.       Effective as of the Reincorporation Effective Time,
Section 32 of the Rights Agreement, is hereby modified and amended to read in its entirety as follows:

                  "Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and to be performed entirely within such state."

                  3. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms. By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the


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terms of Section 27 of the Rights Agreement. This Amendment shall become effective as of the Reincorporation Effective Time.

                  4. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

                  5. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  6. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

                  7. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  8. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect.

                  9. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

                                       Axonyx Inc.

                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                       The Nevada Agency and Trust Company,
                                       as Rights Agent

                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------








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                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                         TORREYPINES THERAPEUTICS, INC.